Exhibit 15.2

Our ref	FCT/771607-000001/26309724v1

TDCX Inc.

PO Box 309, Ugland House

Grand Cayman, KY1-1104

Cayman Islands

26 April 2023

Dear Sirs

TDCX Inc.

We have acted as legal advisers as to the laws of the Cayman Islands to TDCX Inc., an exempted company incorporated in the Cayman Islands with limited liability (the “Company”), in connection with the filing by the Company with the United States Securities and Exchange Commission (the “SEC”) of an annual report on Form 20-F for the year ended 31 December 2022 (the “Annual Report”).

We hereby consent to the reference to our firm under the heading “Item 10. Additional Information—E. Taxation—Cayman Islands Tax Considerations” in the Annual Report, and further consent to the incorporation by reference into the Registration Statement on Form S-8 (File No.: 333-260545) filed on 28 October 2021.

We consent to the filing with the SEC of this consent letter as an exhibit to the Annual Report. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully

/s/ Maples and Calder (Hong Kong) LLP

Maples and Calder (Hong Kong) LLP

Maples and Calder (Hong Kong) LLP

26th Floor   Central Plaza   18 Harbour Road   Wanchai   Hong Kong

Tel +852 2522 9333    Fax +852 2537 2955    maples.com

Resident Hong Kong Partners: Everton Robertson (Cayman Islands), Michelle Lloyd (Ireland), Aisling Dwyer (British Virgin Islands)

Ann Ng (Victoria (Australia)), John Trehey (New Zealand), Matthew Roberts (Western Australia (Australia)), Nick Harrold (England and Wales)

Terence Ho (New South Wales (Australia)), LK. Kan (England and Wales), W.C. Pao (England and Wales), Richard Spooner (England and Wales), Sharon Yap (New Zeland)

Nick Stern (England and Wales), Juno Huang (Queensland (Australia)), Karen Pallaras (Australia)), Joscelyne Ainley (England and Wales), Andrew Wood (England and Wales)

Non-Resident Partners: Jonathan Green (Cayman Islands), Kieran Walsh (Cayman Islands)

Cayman Islands Attorneys at Law | British Virgin Island Solicitors | Irish Solicitors